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                                                                      EX-99.g.1a

The Chase Manhattan Bank
4 New York Plaza
New York, NY 10004-2413


April 28, 2000

The Brinson Funds
209 South LaSalle Street
Chicago, IL  60604

Re: Amendment to the Multiple Services Agreement's Securities Lending Authorization dated July 15, 1997 - Addition of Series to Schedule A

Dear Sirs:

  We refer to the Amendment to the Multiple Services Agreement's Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between Morgan Stanley Trust Company, which was succeeded by The Chase Manhattan Bank (the "Custodian"), and The Brinson Funds (the "Client").

     The parties hereby agree as follows:

     1. Schedule A is replaced in its entirety with "Schedule A - As last amended April 28, 2000", attached hereto.

  The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

  Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Richard Weinhart, The Chase Manhattan Bank, Third Floor, 4 New York Plaza, New York, NY 10004-2413.

                              Very truly yours,

                              THE CHASE MANHATTAN BANK

                              By: /s/ Stephen Buck
                                  --------------------------------
                                  Name:   Stephen Buck
                                  Title:  Principal
Accepted and Agreed:

THE BRINSON FUNDS

By:
      --------------------
Name:
Title:

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                                   Schedule A
                         As last amended April 28, 2000


                                           Maximum Permissible Loan        Maximum Permissible Loan
Account                                     Percentage--Total Fund         Percentage--Single Issue
------------------------------------------------------------------------------------------------------

The Brinson Funds
-----------------

     Global Fund                        33 1/3% of total assets

     Global Equity Fund                 33 1/3% of total assets

     Global Technology Fund             33 1/3% of total assets

     Global Biotech Fund                33 1/3% of total assets

     Global Bond Fund                   33 1/3% of total assets

     U.S. Balanced Fund                 33 1/3% of total assets

     U.S. Equity Fund                   33 1/3% of total assets

     U.S. Value Equity Fund             33 1/3% of total assets

     U.S. Large Cap Equity Fund         33 1/3% of total assets

     U.S. Large Cap Growth Fund         33 1/3% of total assets

     U.S. Small Cap Equity Fund         33 1/3% of total assets

     U.S. Small Cap Growth Fund         33 1/3% of total assets

     U.S. Real Estate Equity Fund       33 1/3% of total assets

     U.S. Bond Fund                     33 1/3% of total assets

     High Yield Fund                    33 1/3% of total assets

     Emerging Markets Debt Fund         33 1/3% of total assets

     Global (Ex-U.S.) Equity Fund       33 1/3% of total assets

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

     Emerging Markets Equity Fund       33 1/3% of total assets

     * U.S. Equity Securities                                                       80%

     * All other Securities                                                        100%